Exhibit 99.1
News release via Canada NewsWire, Toronto 416-863-9350

     Attention Business/Financial Editors:
     Western Goldfields Announces 2008 Financial Results

     <<
     -   2008 gold sales of 110,880 ounces at $861 per ounce, cost of sales(1)
         of $508 per ounce
     -   Net income of $14.6 million or $0.11 per share, including an after-
         tax mark-to-market gain on our gold forward sales contracts of $8.0 million or $0.06 per share
     -   The Company completed the planned capital expansion of the Mesquite mine during the year, within budget; going forward, sustaining capital is minimal
     -   The Company reduced its debt by $17.7 million to $68.6 million at
         December 31, 2008
     >>

     TORONTO, March 6 /CNW/ - Western Goldfields Inc. ("Western Goldfields" or
the "Company") (TSX:WGI, NYSE Alternext:WGW) today announced financial results for the year ended December 31, 2008. In 2008 the Company brought the Mesquite mine back into production and strategically adjusted its mine plan to focus on sequential mining of Mesquite's three open pits, thus increasing production and cash flow in the next four years. Results are based on U.S. GAAP and expressed in U.S. dollars unless otherwise indicated.
     "During the early part of 2008, the Company met the challenges of our start-up, and made appropriate changes to Mesquite to ensure it remains a long-lived asset that will generate significant cash flow year over year with very little additional capital requirement," stated Mr. Randall Oliphant,
Chairman.
     Gold sales during the year totaled 110,880 ounces, at an average cost of sales(1) of $508 per ounce. Gold revenues in 2008 were $861 per ounce(1). Gold production was 108,325 ounces.
     In 2008, Western Goldfields' production and sales were below expectations due to a combination of factors including: equipment and parts availability, optimization of process solution flow, a delay in placing the second ore lift and the focus on stripping in the latter part of the year under the revised mine plan. These production challenges, combined with an industry wide rise in input costs, such as fuel, tires, explosives and process chemicals, made 2008 a challenging start-up year for the Company.
     Western Goldfields proved to be both flexible and decisive in its reaction to these challenges. A revised mine plan, announced in October, moved to sequential mining of the pits, reducing costs and increasing efficiency, while simultaneously improving the production profile. In addition, the
Company was proactive in controlling costs by hedging approximately 50% of its diesel fuel requirements in each of 2009 and 2010 and also began procuring lower-cost, better-performing radial tires.
     "In 2008, a number of factors resulted in the Company not meeting its expectations. While some were beyond our control, others were well within it and we are committed to learning from this, continuously improving and meeting our operational targets going forward," said Mr. Raymond Threlkeld, President and Chief Executive Officer. "The combination of the gold inventory on the pad, lower fuel costs, availability of radial tires, more experienced operators and a solid gold price creates the potential for some very exciting years for the Company going forward."

     <<
     Fourth Quarter 2008 Results
     ---------------------------
     >>

     For the fourth quarter 2008, gold sales totaled 30,625 ounces, at an average cost of sales(1) of $522 per ounce. Gold revenues in the fourth quarter 2008 were $799 per ounce(1). The Company produced 28,378 ounces of gold in the quarter.
     As a result of the new mine plan, during the fourth quarter the Company did not produce as many ounces as anticipated. The plan resulted in increased stripping activity at the Rainbow pit in the fourth quarter of 2008. The combination of issues encountered throughout the year led to a delay in placing the second ore lift on the leach pad. The resulting lack of secondary leaching led to lower than expected recoveries and production particularly in late 2008 when the benefit of these additional recoveries would have started to be realized.

     <<
     Operations Update
     -----------------
     >>

     During 2008, the Company showed continuous progress in mining operations, most specifically, tons mined and gold ounces delivered to the leach pad. From
October forward, under the revised mine plan, Western Goldfields met budgeted targets in both of these critical areas. The impact of this was a large build of recoverable gold ounces on the leach pad. As the ounces were mined and placed late in 2008, they did not have the necessary time to flow through the full leach cycle into production and will instead add to production in 2009 and beyond. The following table presents a summary of key operational metrics for the Mesquite mine for 2008 and the 2009 forecast:

     <<
     -------------------------------------------------------------------------
                                                     2008       2009 Forecast
     -------------------------------------------------------------------------
     Total Tons Mined (millions)                     54.5         52.0 - 56.0
     -------------------------------------------------------------------------
     Ore Tons Mined (millions)                        8.9         13.0 - 14.0
     -------------------------------------------------------------------------
     Gold Ounces Placed (000's ounces)              201.1       205.0 - 215.0
     -------------------------------------------------------------------------
     Gold Sales (000's ounces)                      110.9   140,000 - 150,000
     -------------------------------------------------------------------------
     Ending Gold Inventory (000's ounces)            54.6         63.0 - 67.0
     -------------------------------------------------------------------------

     Consistent with the experience of many of Western Goldfields' peers, 2008 represented a year of escalating input costs. The following table presents a summary of the Company's cost metrics for 2008 and the 2009 forecast:

     -------------------------------------------------------------------------
                                                     2008       2009 Forecast
     -------------------------------------------------------------------------
     Mining cost per ton mined                      $1.03       $0.80 - $0.84
     -------------------------------------------------------------------------
     Processing cost per ton of ore                 $1.55       $1.10 - $1.15
     -------------------------------------------------------------------------
     G&A cost per ton of ore                        $0.47       $0.35 - $0.38
     -------------------------------------------------------------------------
     Royalty cost per ton of ore                    $0.23       $0.20 - $0.22
     -------------------------------------------------------------------------

     2008 Financial Results
     ----------------------
     >>

     For the full year 2008, Western Goldfields reported net income of $14.6 million, or $0.11 per share, compared to a net loss of $50.3 million, or $0.43 per share, for the full year 2007. Net income for 2008 and 2007 includes a non-cash after-tax gain of $8.0 million and loss of $35.9 million, respectively, arising from the mark-to-market on our gold forward sales contracts, which were taken out as a requirement of our term loan facility.
Results for 2008, as compared with 2007, show an increase in gold sold to
110,880 ounces from 6,889 ounces; the average sales price per ounce rose to
$861 in 2008 from $677 in 2007.

     <<
     Fourth Quarter 2008 Financial Results
     -------------------------------------
     >>

     For the fourth quarter 2008, Western Goldfields reported net income of
$7.8 million, or $0.06 per share, which included a non-cash after-tax gain of
$9.2 million, or 0.07 per share, arising from the mark-to-market on our gold forward sales contracts. The mark-to-market gain in the fourth quarter 2008 reflects a decrease in the spot gold price from $885 per ounce at September
30, 2008 to $870 at December 31, 2008.

     <<
     Liquidity and Capital Resources
     -------------------------------
     >>

     At December 31, 2008, the Company's cash balance was $18.8 million, including restricted cash of $7.5 million. In the fourth quarter, the Company repaid $17.7 million of debt under its credit facility, leaving $68.6 million outstanding at the end of the year. Western Goldfields intends to continue using Mesquite's cash flow to de-lever the balance sheet and pursue disciplined growth opportunities.

     <<
     Capital Expenditures
     --------------------

     During 2008, the Company substantially completed its capital program. The expansion capital program was completed at a cost of $111.3 million, within 1%
of the budget. Total capital expenditures in 2008 were $22.1 million. Capital expenditures in 2009 are forecast to be $1.5 million. Sustaining capital requirements are expected to be nominal going forward.

     Reserves and Resources
     ----------------------
     >>

     Proven and probable mineral reserves as at December 31, 2008 are 151.61 million tons at 0.017 ounces per ton containing 2.57 million ounces of gold.
In addition, measured and indicated mineral resources as at December 31, 2008 are 100.68 million tons grading 0.015 ounces per ton containing 1.53 million ounces of gold. These changes from the previous year reflect production depletion. For more complete disclosure on our reserves and resources, please see our Annual Report on Form 10-K to be filed on SEDAR and EDGAR on March 10,
2009.

     <<
     2009 Outlook
     ------------
     >>

     In 2009, the Company expects to produce and sell 140,000 to 150,000 ounces of gold at a cost of $68.0 to $72.0 million. Due to the timing of leach pad recoveries and the impact of inventory adjustments, the Company forecasts cost of sales per ounce(1) of $530 to $540. As higher cost leach pad gold inventory at December 31, 2008 is planned to be replaced by lower cost inventory at December 31, 2009, the planned cost of sales for 2009 includes approximately $11 million (approximately $75 per ounce) from the expected reduction in the value of leach pad gold inventory. These costs were included in work in process inventory at December 31, 2008 and therefore do not affect
2009 operating cash flow. Operating cash flow is expected to be $40 - $45 million for 2009 assuming a gold price of $850 per ounce.
     While total operating costs are expected to remain consistent on a quarterly basis from $16.5 to $18.5 million, higher stripping ratios and lower grades are expected to result in lower ounces placed on the leach pad and lower production in the first three quarters of 2009. Approximately 50% of the recoverable ounces placed in 2009 are forecast to be placed in the fourth quarter. Production in each of the first three quarters is expected to be
33,000 to 38,000 ounces before increasing to 38,000 to 43,000 ounces in the fourth quarter. The cost of sales per ounce(1) in the first three quarters of the year is forecast to be $595 to $605 and includes approximately $4.0 million (approximately $110 per ounce) per quarter of costs from the expected reduction in the value of leach pad gold inventory quarter to quarter. The fourth quarter cost of sales per ounce(1) is expected decline to $365 to $375 and includes approximately a $1.0 million (approximately $25 per ounce)
reduction to cost of sales from the expected increase in the value of leach pad gold inventory during the fourth quarter. The inventory related costs do not impact the Company's cash flow in the respective quarters.

     <<
     Assumptions:
     ------------

     In providing the Company's 2009 forecast, Western Goldfields assumes an average gold price for 2009 of $850 per ounce and fuel costs for the 50% of the Company's diesel that is unhedged of $1.75 per gallon (including tax and delivery). Western Goldfields utilizes an ultra low sulfur west coast red diesel as specified by California and Imperial County.

     (1) Cost of sales per ounce is defined as cost of sales as per the
         Company's financial statements divided by the number of ounces sold.
         Revenues per ounce are determined by the revenues from gold sales as per the Company's financial statements divided by the number of ounces sold.

     Business Combination with New Gold
     ----------------------------------
     >>

     On March 4, 2009, the Company announced a business combination with New
Gold Inc. ("New Gold"). Under the terms, New Gold will acquire by way of a plan of arrangement all of the outstanding common shares of Western Goldfields on the basis of one New Gold common share and CDN$0.0001 in cash for each common share of Western Goldfields (the "Transaction"). Upon completion of the
Transaction, existing New Gold and Western Goldfields shareholders will own approximately 58% and 42% of the combined company, respectively.
     Based on the closing price of New Gold's common shares on the TSX of
CDN$2.30 on March 3, 2009, this offer represented a premium of 19.2% to the closing price of Western Goldfields shares on the TSX on March 3, 2009 and
20.1% to the 20-day volume weighted average trading price of both companies'
shares on the TSX.

     <<
     Highlights of the Transaction:

     -   Diversified gold production base from three gold mines in mining-
         friendly jurisdictions with forecasted gold production of
         approximately 335,000 ounces in 2009, expected to grow to over
         400,000 ounces in 2012
     -   Strong cash flow to fully fund the development at the New Afton gold-
         copper project in British Columbia
     -   Delivers on industry consolidation in a rising gold price environment
     -   Combines experienced management teams and boards of directors
     -   Enhances market presence
     -   Increases mineable reserves totaling 7.6 million gold ounces within a measured and indicated resource of 12.2 million gold ounces

     Western Goldfields Inc.
     -----------------------
     >>

     Western Goldfields Inc. is an independent gold production and exploration company with a focus on precious metal mining opportunities in North America.
The Mesquite Mine, currently the Company's sole asset, was brought into production in January 2008, and the Company's focus is now on achieving the anticipated rate of production and completing planned improvements to the property. The Company has 2.6 million ounces in Proven and Probable Reserves.
Western Goldfields common shares trade on the Toronto Stock Exchange under the symbol WGI, and on the NYSE Alternext under the symbol WGW.
     Mr. Wes Hanson, P.Geo., Vice President of Mine Development, Western
Goldfields Inc., is the qualified person under National Instrument 43-101 who supervised the preparation of the technical information contained in this news release.

     <<
     Cautionary Note to U.S. Investors Concerning Estimates of Measured,
     Indicated and Inferred Resources
     -------------------------------------------------------------------------
     >>

     This press release uses the terms "measured", "indicated" and/or
"inferred" mineral resources. United States investors are advised that while such terms are recognized by Canadian regulations, the United States
Securities and Exchange Commission does not recognize them. United States investors are cautioned not to assume that all or any part of mineral resources will ever be converted into mineral reserves. Inferred mineral resources have a great amount of uncertainty as to their existence, and as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or other economic studies. United States investors are cautioned not to assume that all or any part of an inferred mineral resource exists, or is economically or legally mineable.

     <<
     Forward-Looking Information
     ---------------------------
     >>

     Certain statements contained in this news release and subsequent oral statements made by and on behalf of the Company may contain forward-looking information within the meaning of the United States Private Securities
Litigation Reform Act of 1995 and similar Canadian securities law. Such forward-looking statements are identified by words such as "intends",
"anticipates", "believes", "expects", "plans" and include, without limitation, statements regarding the Company's plan of business operations, production and cost estimates, receipt of working capital, anticipated revenues, and capital and operating expenditures. These forward-looking statements are based on the best estimates of management at the time such statements are made. Expected production results and cost of sales (including without limitation, statements made with respect to future production and costs contemplated by our new mine plan) are based in part on current and historical production and cost data factoring certain assumptions with respect to future metal prices, costs and availability of supplies and labour and other parameters. There can be no assurance that such statements will prove to be accurate; actual results and future events could differ materially from such statements. Factors that could cause actual results to differ materially include, among others, variations in metal prices and/or cost of supplies, possible variations in ore grade or recovery rates, failure of plant, equipment or processes to operate as anticipated, accidents, labour disputes, as well as those set forth in the
Company's Annual Report on Form 10-KSB for the year ended December 31, 2007 filed with the U.S. Securities and Exchange Commission and with SEDAR, under the caption "Risk Factors" as well as other filings made by the Company with securities regulatory authorities. Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

     <<
                            WESTERN GOLDFIELDS INC.
                          CONSOLIDATED BALANCE SHEETS
                    (In thousands U.S. dollars) (Unaudited)

                                                    December 31,  December 31,
                                                           2008          2007
                                                   ------------- -------------
     ASSETS
       CURRENT ASSETS
         Cash and cash equivalents                 $     11,275  $     43,870
         Restricted cash                                  7,500         7,500
         Receivables                                      2,550           298
         Inventories                                     35,098        11,201
         Prepaid expenses                                 1,747           887
         Current portion of deferred income
          tax asset                                       2,045           755
                                                   ------------- -------------
           TOTAL CURRENT ASSETS                          60,215        64,511
                                                   ------------- -------------

       Plant and equipment, net of accumulated
        amortization                                    111,334        77,951
       Construction in process                                -        21,864
       Investments - reclamation and remediation          8,934         8,661
       Long-term deposits                                   367           348
       Long-term prepaid expenses                         1,384         1,555
       Deferred debt issuance costs, net of
        accumulated amortization                          2,766         3,227
       Deferred income tax asset                         22,368        36,378
                                                   ------------- -------------
           TOTAL OTHER ASSETS                           147,153       149,984
                                                   ------------- -------------

     TOTAL ASSETS                                  $    207,368  $    214,495
                                                   ------------- -------------
                                                   ------------- -------------

     LIABILITIES & STOCKHOLDERS' EQUITY
       CURRENT LIABILITIES
         Accounts payable and accrued liabilities  $      7,484  $      8,781
         Current portion of mark-to-market loss
          on gold hedging contracts                       5,606         1,935
         Current portion of mark-to-market loss
          on fuel hedging contracts                         540             -
         Current portion of loan payable                 11,656         6,882
         Current portion of reclamation and
          remediation liabilities                           339           129
                                                   ------------- -------------
           TOTAL CURRENT LIABILITIES                     25,625        17,727
                                                   ------------- -------------

       LONG-TERM LIABILITIES
         Mark-to-market loss on gold hedging
          contracts                                      39,580        56,966
         Mark-to-market loss on fuel hedging
          contracts                                         391             -
         Loan payable                                    56,984        69,581
         Reclamation and remediation liabilities          4,737         4,932
                                                   ------------- -------------

           TOTAL LIABILITIES                            127,317       149,206
                                                   ------------- -------------

       COMMITMENTS AND CONTINGENCIES                          -             -

       STOCKHOLDERS' EQUITY
         Common stock, of no par value,
          unlimited shares authorized; 134,801,286
          and 135,049,685 shares issued and
          outstanding, respectively                     133,383       133,725
         Stock options and warrants                       8,291         7,551
         Accumulated deficit                            (61,623)      (75,987)
                                                   ------------- -------------
           TOTAL STOCKHOLDERS' EQUITY                    80,051        65,289
                                                   ------------- -------------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $    207,368  $    214,495
                                                   ------------- -------------
                                                   ------------- -------------

                            WESTERN GOLDFIELDS INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                        AND COMPREHENSIVE INCOME (LOSS)
                          (In thousands U.S. dollars)
                                  (Unaudited)

                              Three Months
                            Ended December 31,       Year Ended December 31,
                       --------------------------- ---------------------------
                               2008          2007          2008          2007
                       ------------- ------------- ------------- -------------

     REVENUES
       Revenues from
        gold sales     $     24,472  $        606  $     95,427  $      4,666
                       ------------- ------------- ------------- -------------

     COST OF GOODS SOLD
       Mine operating
        costs                15,431         7,359        54,231        19,100
       Royalties                540            38         2,073           192
                       ------------- ------------- ------------- -------------
       Cost of sales
        (excludes
        amortization and
        accretion)           15,971         7,397        56,304        19,292
       Amortization
        and accretion         2,384         1,880         9,332         4,242
       Reclamation costs
        recovery               (209)          (22)         (209)          (22)
                       ------------- ------------- ------------- -------------
                             18,146         9,255        65,427        23,512
                       ------------- ------------- ------------- -------------

     GROSS PROFIT (LOSS)      6,326        (8,649)       30,000       (18,846)
                       ------------- ------------- ------------- -------------

     EXPENSES
       General and
        administrative        1,570         3,239         6,061         8,370
       Exploration and
        business
        development             170            36         1,106           795
                       ------------- ------------- ------------- -------------
                              1,740         3,275         7,167         9,165
                       ------------- ------------- ------------- -------------

     OPERATING INCOME
      (LOSS)                  4,586       (11,924)       22,833       (28,011)
                       ------------- ------------- ------------- -------------

     OTHER INCOME
      (EXPENSE)
       Interest income          151           593         1,093         1,976
       Interest expense
        and commitment
        fees                 (1,101)       (1,015)       (4,127)       (1,863)
       Amortization of
        deferred debt
        issuance costs         (115)         (115)         (461)         (342)
       Realized and
        unrealized gain
        (loss) on
        mark-to-market
        of gold forward
        sales contracts      15,121       (31,328)       13,078       (58,901)
       Unrealized loss
        on mark-to-market
        of fuel forward
        contracts              (931)            -          (931)            -
       Gain on sale of
        assets                    -             -             -            42
       Loss on foreign
        currency exchange    (2,224)         (637)       (3,820)         (343)
                       ------------- ------------- ------------- -------------
                             10,901       (32,502)        4,832       (59,431)
                       ------------- ------------- ------------- -------------

     INCOME (LOSS)
      BEFORE INCOME TAXES    15,487       (44,426)       27,665       (87,442)

     INCOME TAX RECOVERY
      (EXPENSE)              (7,704)       37,133       (13,049)       37,133
                       ------------- ------------- ------------- -------------

     NET INCOME (LOSS) $      7,783  $     (7,293) $     14,616  $    (50,309)
                       ------------- ------------- ------------- -------------
                       ------------- ------------- ------------- -------------
     NET INCOME (LOSS)
      PER SHARE
      - BASIC          $       0.06  $      (0.06) $       0.11  $      (0.43)
                       ------------- ------------- ------------- -------------
                       ------------- ------------- ------------- -------------
      - DILUTED        $       0.05  $      (0.06) $       0.10  $      (0.43)
                       ------------- ------------- ------------- -------------
                       ------------- ------------- ------------- -------------
     WEIGHTED AVERAGE
      NUMBER OF COMMON
      STOCK OUSTANDING
      - BASIC           135,864,664   132,554,570   136,169,809   116,903,752
                       ------------- ------------- ------------- -------------
                       ------------- ------------- ------------- -------------
      - DILUTED         143,770,106   132,554,570   148,171,716   116,903,752
                       ------------- ------------- ------------- -------------
                       ------------- ------------- ------------- -------------

                            WESTERN GOLDFIELDS INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (In thousands U.S. dollars)
                                  (Unaudited)

                              Three Months
                            Ended December 31,       Year Ended December 31,
                       --------------------------- ---------------------------
                               2008          2007          2008          2007
                       ------------- ------------- ------------- -------------
     CASH FLOWS FROM
      OPERATING
      ACTIVITIES
       Net income
        (loss)         $      7,783  $     (7,293) $     14,616  $    (50,309)
       Adjustments to
        reconcile net
        income (loss)
        to net cash
        provided (used)
        by operating
        activities:
       Items not
        affecting cash:
         Amortization of
          plant and
          equipment           2,456         1,802         9,196         3,925
         Amortization of
          deferred debt
          issuance costs        115           115           461           342
         Accretion expense      (38)           84           224           337
         Deferred
          income taxes        7,941       (37,133)       12,720       (37,133)
         Reclamation cost
          recovery             (209)          (22)         (209)          (22)
         Reclamation costs
          incurred                -          (148)            -          (148)
         Gain on sale
          of assets               -             -             -           (42)
         Interest net of
          reimbursed costs
          - reclamation
          and remediation       (50)           42          (273)         (234)
         Stock based
          compensation          260           611         1,335         2,561
         Mark-to-market
          (gain) loss on
          gold hedging
          contracts         (15,120)       31,329       (13,715)       58,901
         Mark-to-market
          loss on fuel
          hedging
          contracts             931             -           931             -
         Changes in assets
          and liabilities:
         Decrease
          (increase) in:
           Accounts
            receivable       (1,959)         (169)       (2,025)          (74)
           Inventories       (4,793)       (8,822)      (23,897)      (10,689)
           Prepaid
            expenses and
            deposits           (544)          970          (708)         (610)
         Increase
          (decrease) in:
           Accounts
            payable            (506)        1,819        (1,759)        2,156
           Payroll and
            related taxes
            payable               -             -        (1,561)            -
           Accrued
            expenses           (726)        1,772         3,447         2,101
           Accrued
            interest
            expense             (60)           68          (316)          360
                       ------------- ------------- ------------- -------------
     Net cash used by
      operating
      activities             (4,519)      (14,975)       (1,533)      (28,578)
                       ------------- ------------- ------------- -------------

     CASH FLOWS FROM
      INVESTING
      ACTIVITIES
       Restricted cash            -             -             -        (7,500)
       Purchase of plant
        and equipment,
        including
        construction in
        process              (2,206)      (19,930)      (22,050)      (94,611)
       Proceeds from
        sale of assets            -            98             -            98
       Increase in
        reclamation and
        remediation
        investment                -             -             -        (2,090)
                       ------------- ------------- ------------- -------------
     Net cash used by
      investing
      activities             (2,206)      (19,832)      (22,050)     (104,103)
                       ------------- ------------- ------------- -------------

     CASH FLOWS FROM
      FINANCING
      ACTIVITIES
       Shares acquired
        under normal
        course issuer bid    (2,507)            -        (2,507)            -
       Advances under
        loan facilities           -        25,354         9,877        76,462
       Repayments under
        loan facilities     (17,700)            -       (17,700)            -
       Deferred debt
        issuance costs            -          (250)            -        (3,570)
       Common stock
        issued for cash           -        33,417             -        92,608
       Exercise of
        options to
        purchase common
        stock                   293           131           980         1,040
       Exercise of
        warrants to
        purchase common
        stock                     -         1,987           338         4,508
                       ------------- ------------- ------------- -------------
     Net cash provided
      (used) by financing
      activities            (19,914)       60,639        (9,012)      171,048
                       ------------- ------------- ------------- -------------

     Change in cash
      and cash
      equivalents           (26,639)       25,832       (32,595)       38,367

     Cash and cash
      equivalents,
      beginning of period    37,914        18,038        43,870         5,503
                       ------------- ------------- ------------- -------------

     Cash and cash
      equivalents, end
      of period        $     11,275  $     43,870  $     11,275  $     43,870
                       ------------- ------------- ------------- -------------
                       ------------- ------------- ------------- -------------

     SUPPLEMENTAL CASH
      FLOW DISCLOSURES:
       Interest paid   $     (1,161) $       (663) $     (4,358) $     (2,374)
       Interest
        received       $        215  $        246  $        887  $      1,500
       Taxes paid      $        570  $          -  $        570  $          -

     NON-CASH FINANCING
      AND INVESTING
      ACTIVITIES:
       Stock, options
        and warrants
        issued for
        services       $        260  $        625  $      1,335  $      2,575
       Equipment
        purchases
        included in
        accounts
        payable        $        235  $        852  $        551  $      1,886
       Non-cash
        component of
        inventories    $        (67) $          -  $      1,556  $          -

     >>
     %CIK: 0001394186

     /For further information: please visit www.westerngoldfields.com, or contact: Raymond Threlkeld, Chief Executive Officer, (416) 324-6005,
rthrelkeld(at)westerngoldfields.com; Brian Penny, Chief Financial Officer, (416)
324-6002, bpenny(at)westerngoldfields.com; Hannes Portmann, Director, Corporate
Development and Investor Relations, (416) 324-6014,
hportmann(at)westerngoldfields.com/
     (WGI. WGW)

CO:  Western Goldfields Inc.

CNW 08:56e 06-MAR-09